CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of Contour Medical, Inc. on Form S-1 of our reports dated July 21, 1994 and July 21, 1995, on the financial statements of AmeriDyne Corporation. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Cowart & Rich, Certified Public Accountants, P.C.
COWART & RICH, CERTIFIED PUBLIC ACCOUNTANTS, P.C.
May 30, 1996